CONSENT OF INDEPENDENT AUDITORS




The Trustees and Shareholders
Mentor Funds

We consent to the use of our report, dated November 20, 1998, incorporated herein by reference.

                                   /s/ KPMG LLP

                                   KPMG LLP


Boston, Massachusetts
August 17, 1999